Exhibit 14.1




GROHE AKTIENGESELLSCHAFT, HEMER



Consolidated EBITDA
Years ended December 31, 2003, 2002 and 2001

                                                                    Exhibit 14.1




GROHE AKTIENGESELLSCHAFT, HEMER



CONSOLIDATED EBITDA
DERIVED FROM FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH US GAAP FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 AS DEFINED IN THE INDENTURE IN THOUSANDS OF EURO:


The indenture governing our 11.5% senior notes requires us to calculate consolidated EBITDA derived from financial statements prepared in accordance with US GAAP. As not all companies do calculate EBITDA or similarly titled financial measures in the same manner, other companies' disclosure of EBITDA may not be comparable with EBITDA presented below. EBITDA should be considered in addition to, not as a substitute for, operating income (loss), net income
(loss), cash flow or other measures of financial performance reported in accordance with US GAAP.

                                                                                   Year ended December 31,
                                                              ------------------------------------------------------------------
                                                                      2003                  2002                  2001
                                                              ------------------------------------------------------------------
Consolidated net income (loss) as defined in the Indenture:
   Net loss as reported in the consolidated statements of
     operations                                               (18,932)               23,551               (30,113)
   Extraordinary loss, net of applicable income taxes               0                      0                    0
   Income from equity method investees
      not received as a cash distribution                           0                  (540)                    0
                                                              -----------           -----------           -----------
         Consolidated net income (loss) as defined in the
           Indenture                                                     (18,932)               23,011               (30,113)

Additions to / deductions from consolidated net income:
   Income tax expense (benefit)                                           41,601                26,332                (5,828)
   Consolidated interest expense
      Interest expense as reported in the consolidated
        statements of operations                               71,126                70,407                80,328
      Net payments pursuant to interest rate swaps              3,822                 2,252                   777
                                                              -----------           -----------           -----------
         Total consolidated interest expense                              74,948                72,659                81,105
   Depreciation expense                                                   35,210                47,872                54,078
   Amortization of software                                                4,896                 4,020                 3,372
   Amortization of goodwill and tradename from acquisitions               19,371                19,341                55,099
   Noncash charges                                                         1,474                 4,639                   765

--------------------------------------------------------------------------------------------------------------------------------
EBITDA                                                                   158,568                197,874              158,478
--------------------------------------------------------------------------------------------------------------------------------

                                                                    Exhibit 14.1




GROHE AKTIENGESELLSCHAFT, HEMER



CONSOLIDATED EBITDA
DERIVED FROM FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GERMAN GAAP FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001 AS DEFINED IN THE INDENTURE IN THOUSANDS OF EURO:


The indenture governing our 11.5% senior notes requires us to calculate consolidated EBITDA derived from financial statements prepared in accordance with German GAAP. As not all companies do calculate EBITDA or similarly titled financial measures in the same manner, other companies' disclosure of EBITDA may not be comparable with EBITDA presented below.


                                                                                   Year ended December 31,
                                                              ------------------------------------------------------------------
                                                                       2003                  2002                 2001
                                                              ------------------------------------------------------------------
 Consolidated net income (loss) as defined in the Indenture:
    Net loss as reported in the consolidated statements of
      operations                                              (29,318)              (21,228)              (38,485)
    Profit attributable to minority interests                   (960)                (1,176)                 (923)
    Income from equity method investees
       not received as a cash distribution                         0                   (540)                    0
                                                                                    -----------           -----------
          Consolidated net income (loss) as defined in the
            Indenture                                                    (30,278)              (22,944)              (39,408)

 Additions to / deductions from consolidated net income:
    Income tax expense (benefit)                                          18,032                23,452                11,205
    Consolidated interest expense
       Interest expense a s reported in the consolidated
         statements of operations                                         64,121                63,736                74,017
    Depreciation expense                                                  35,198                48,183                52,593
    Amortization of software                                               4,389                 3,245                 2,621
    Amortization of goodwill and tradename from acquisitions              67,141                66,986                66,987
    Noncash charges                                                        9,127                     0                   765

--------------------------------------------------------------------------------------------------------------------------------
 EBITDA                                                                  167,730               182,658               168,780
--------------------------------------------------------------------------------------------------------------------------------